Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-9217 on Form N-1A of Orchard Series Fund of our report dated December 2, 1998, appearing in the October 31, 1998 Annual Report Orchard Series Fund and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses and "independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 25, 1999